Exhibit 99.1

Travelzoo 590 Madison Avenue 35th Floor New York, NY 10022 Investor Relations: Almira Pusch ir@travelzoo.com

FOR IMMEDIATE RELEASE

Travelzoo Reports Fourth Quarter 2020 Results

NEW YORK, March 17, 2021 — Travelzoo® (NASDAQ: TZOO):

•Consolidated revenue of $12.5 million, down 51% from $25.3 million year-over-year
•Net income of $702,000
•Non-GAAP consolidated operating profit of $547,000
•Earnings per share (EPS) of $0.02 attributable to Travelzoo from continuing operations
•Cash flow from operations of $9.2 million

Travelzoo, a global Internet media company that publishes exclusive offers and experiences for members, today announced financial results for the fourth quarter ended December 31, 2020.
Consolidated revenue was $12.5 million, down 51% from $25.3 million year-over-year. Reported revenue excludes revenue from discontinued operations in Asia Pacific. Travelzoo's reported revenue consists of advertising revenues and commissions, derived from and generated in connection with purchases made by Travelzoo members.

The reported net income attributable to Travelzoo from continuing operations was $173,000 for Q4 2020. At the consolidated level, including minority interests, the reported net income from continuing operations was $702,000. EPS from continuing operations was $0.02, down from $0.15 in the prior-year period.

Non-GAAP operating profit was $547,000. The calculation of non-GAAP operating profit excludes amortization of intangibles ($0.3 million), stock option expenses ($1.0 million), and severance-related expenses ($0.2 million). See section “Non-GAAP Financial Measures” below.
1/11

“We see continued improvement in our business. We are seeing irresistibly priced deals from travel companies, and Travelzoo, as the most trusted media brand publishing and recommending deals, is bringing the very best deals to its members", said Holger Bartel, Global CEO.

"In March 2021, we saw the strongest activity from Travelzoo members in the U.S. since March 2020, as measured by user sessions on the Travelzoo site and app."

Cash Position
As of December 31, 2020, consolidated cash, cash equivalents and restricted cash were $64.2 million.

Reserve
Reported revenues include a reserve of $3.9 million related to commissions to be earned from vouchers sold. The reserve was booked contra revenue and reduced reported Q4 2020 revenue by $1.6 million.

Travelzoo North America
North America business segment revenue decreased 45% year-over-year to $8.9 million. Operating profit for Q4 2020 was $1.3 million, or 15% of revenue, compared to an operating profit of $2.0 million, or 12% of revenue in the prior-year period.

Travelzoo Europe
Europe business segment revenue decreased 71% year-over-year to $2.7 million. Operating loss for Q4 2020 was $2.4 million, compared to an operating profit of $925,000, or 10% of revenue in the prior-year period.

Jack’s Flight Club
On January 13, 2020, Travelzoo acquired 60% of Jack’s Flight Club, a membership subscription service. In Q4 2020, the Jack's Flight Club business segment generated $971,000 in revenue from subscriptions with operating profit of $582,000. After consolidation with Travelzoo, Jack’s Flight Club's net loss was $62,000, with $37,000 attributable to Travelzoo as a result of recording $333,000 of amortization of intangible assets related to the acquisition and haircut of revenue (derived from deferred revenue sold prior to acquisition) of $49,000 due to purchase accounting in accordance with U.S. GAAP.

2/11

Licensing
In June 2020, Travelzoo sold its subsidiary in Japan, Travelzoo Japan K.K., to Mr. Hajime Suzuki. In connection with the sale, Travelzoo and Travelzoo Japan K.K. entered into a royalty-bearing licensing agreement for the exclusive use of Travelzoo members in Japan. In August 2020, Travelzoo sold its Singapore subsidiary to Mr. Julian Rembrandt and entered into a royalty-bearing licensing agreement for, among other things, the exclusive use of Travelzoo's members in Australia, New Zealand, and Singapore. Under the licensing agreements, Travelzoo's existing members in Australia, Japan, New Zealand, and Singapore will continue to be owned by Travelzoo as the licensor. Licensing revenue from Japan was $9,000 in Q4 2020. However, licensing revenue is booked with a lag of one quarter.

Members and Subscribers
As of December 31, 2020, we had 30.2 million members worldwide. In Europe, the unduplicated number of Travelzoo members was 8.7 million as of December 31, 2020, down 4% from December 31, 2019. In North America, the unduplicated number of Travelzoo members was 16.3 million as of December 31, 2020, down 8% from December 31, 2019. On March 15, 2021, Travelzoo added more than 2 million new members in the U.S. in connection with a direct competitor from Europe exiting the U.S. market. Jack’s Flight Club had 1.7 million subscribers as of December 31, 2020, up 6% from December 31, 2019.

Discontinued Operations
As announced in a press release on March 10, 2020, Travelzoo decided to exit its Asia Pacific business which in 2019 reduced EPS by $0.60. The Asia Pacific business was classified as discontinued operations at March 31, 2020. Prior periods have been reclassified to conform with the current presentation. Certain reclassifications have been made for current and prior periods between the continued operations and the discontinued operations in accordance with U.S. GAAP.

Income Taxes
Income tax benefit was $368,000 in Q4 2020, compared to an income tax expense of $1.1 million in the prior-year period.
3/11

Non-GAAP Financial Measures
Management calculates non-GAAP operating income when evaluating the financial performance of the business. Travelzoo’s calculation of non-GAAP operating income, also called “non-GAAP operating profit” in this press release and today’s earnings conference call, excludes the following items: impairment of intangibles and goodwill, amortization of intangibles, stock option expenses, severance- related expenses. This press release includes a table which reconciles GAAP operating income to the calculation of non-GAAP operating income. Non-GAAP operating income is not required by, or presented in accordance with, generally accepted accounting principles in the United States of America ("GAAP"). This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.

Looking Ahead
We currently see a trend of recovery of our revenue. We have been able to reduce our operating expenses significantly. As a result of recovery of revenue and substantially lower operating expenses, we currently expect to achieve for Q1 a result close to break-even or a profit.

Conference Call
Travelzoo will host a conference call to discuss fourth quarter results today at 11:00 a.m. ET. Please visit http://ir.travelzoo.com/events-presentations to
•download the management presentation (PDF format) to be discussed in the conference call; and
•access the webcast.

4/11

About Travelzoo
Travelzoo® provides our 30 million members insider deals and one-of-a-kind experiences personally reviewed by one of our deal experts around the globe. We have our finger on the pulse of outstanding travel, entertainment, and lifestyle experiences. For over 20 years we have worked in partnership with more than 5,000 top travel suppliers—our long-standing relationships give Travelzoo members access to irresistible deals.

Certain statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These forward-looking statements may include, but are not limited to, statements about our plans, objectives, expectations, prospects and intentions, markets in which we participate and other statements contained in this press release that are not historical facts. When used in this press release, the words “expect”, “predict”, “project”, “anticipate”, “believe”, “estimate”, “intend”, “plan”, “seek” and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including changes in our plans, objectives, expectations, prospects and intentions and other factors discussed in our filings with the SEC. We cannot guarantee any future levels of activity, performance or achievements. Travelzoo undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.
Travelzoo and Top 20 are registered trademarks of Travelzoo.

5/11

Travelzoo
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenues	$12,483	$25,326	$53,601	$104,925
Cost of revenues	2,795	3,046	10,563	11,435
Gross profit	9,688	22,280	43,038	93,490
Operating expenses:
Sales and marketing	6,305	12,737	30,616	51,342
Product development	495	1,853	3,081	6,709
General and administrative	3,785	4,764	20,494	18,398
Impairment of intangible asset and goodwill	—	—	2,920	—
Total operating expenses	10,585	19,354	57,111	76,449
Operating income (loss)	(897)	2,926	(14,073)	17,041
Other income (loss), net	677	(90)	455	(42)
Income (loss) from continuing operations before income taxes	(220)	2,836	(13,618)	16,999
Income tax expense (benefit)	(368)	1,116	(2,438)	4,712
Income (loss) from continuing operations	148	1,720	(11,180)	12,287
Income (loss) from discontinued operations, net of tax	554	(2,319)	(3,390)	(8,132)
Net income (loss)	702	(599)	(14,570)	4,155
Net income (loss) attributable to non-controlling interest	(25)	—	(1,147)	—
Net income (loss) attributable to Travelzoo	$727	$(599)	$(13,423)	$4,155

Net income (loss) attributable to Travelzoo—continuing operations	$173	$1,720	$(10,033)	$12,287
Net income (loss) attributable to Travelzoo—discontinued operations	$554	$(2,319)	$(3,390)	$(8,132)

Income (loss) per share—basic
Continuing operations	$0.02	$0.15	$(0.88)	$1.04
Discontinued operations	$0.05	$(0.20)	$(0.30)	$(0.69)
Net income (loss) per share —basic	$0.06	$(0.05)	$(1.18)	$0.35

Income (loss) per share—diluted
Continuing operations	$0.01	$0.15	$(0.88)	$1.02
Discontinued operations	$0.04	$(0.20)	$(0.30)	$(0.69)
Net income (loss) per share—diluted	$0.06	$(0.05)	$(1.18)	$0.35
Shares used in per share calculation from continuing operations—basic	11,315	11,559	11,344	11,809
Shares used in per share calculation from discontinued operations—basic	11,315	11,559	11,344	11,809
Shares used in per share calculation from continuing operations—diluted	12,605	11,691	11,344	12,035
Shares used in per share calculation from discontinued operations—diluted	12,605	11,559	11,344	11,809
6/11

Travelzoo
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$63,061	$18,743
Accounts receivable, net	4,519	11,209
Prepaid income taxes	931	989
Deposits	137	105
Prepaid expenses and other	1,166	2,288
Assets from discontinued operations	230	3,961
Total current assets	70,044	37,295
Deposits and other	745	572
Deferred tax assets	5,067	2,051
Restricted cash	1,178	1,135
Investment in WeGo	—	2,484
Operating lease right-of-use assets	8,541	8,140
Property and equipment, net	1,347	2,861
Intangible assets, net	4,534	—
Goodwill	10,944	—
Total assets	$102,400	$54,538
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,996	$6,382
Merchant payable	57,104	12,967
Accrued expenses and other	8,649	6,281
Deferred revenue	2,688	786
Operating lease liabilities	3,587	4,847
PPP notes payable - current portion	2,849	—
Income tax payable	326	914
Liabilities from discontinued operations	671	3,135
Total current liabilities	82,870	35,312
PPP notes payable	814	—
Deferred tax liabilities	357	—
Long-term operating lease liabilities	10,774	7,920
Other long-term liabilities	1,085	443
Total liabilities	95,900	43,675
Non-controlling interest	4,608	—
Common stock	114	115
Additional paid-in capital	6,240	—
Retained earnings (accumulated deficit)	(406)	14,200
Accumulated other comprehensive loss	(4,056)	(3,452)
Total stockholders’ equity	1,892	10,863
Total liabilities and stockholders’ equity	$102,400	$54,538
7/11

Travelzoo
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2020	2019	2020	2019
Cash flows from operating activities:
Net income (loss)	$702	$(599)	$(14,570)	$4,155
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	508	319	2,314	1,318
Stock-based compensation	958	117	6,201	993
Deferred income tax	(813)	(173)	(2,560)	258
Impairment of intangible assets and goodwill	—	—	2,920	—
Gain on notes payable settlement	—	—	(1,500)	—
Gain on long-lived assets	(822)	—	(385)	—
Loss on equity investment in WeGo	—	210	474	821
Gain on sale of equity investment in WeGo	(468)	—	(468)	—
Net foreign currency effects	(143)	21	(685)	80
Provision of loss on accounts receivable and other	1,452	193	5,375	325
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(50)	(601)	6,196	(728)
Income tax receivable	(610)	(59)	75	(600)
Prepaid expenses and other	(443)	(623)	1,183	(626)
Accounts payable	(5,234)	410	(748)	1,104
Merchant payable	15,381	6,622	44,136	1,957
Accrued expenses and other	(931)	200	(2,312)	(242)
Income tax payable	(61)	409	(540)	373
Other liabilities	(193)	2,864	1,711	2,048
Net cash provided by operating activities	9,233	9,310	46,817	11,236
Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	—	(679)	—
Other investment	—	—	(430)	(673)
Proceeds from sale of equity investment in WeGo	2,607	—	2,607	—
Purchases of property and equipment	(1)	(124)	(253)	(474)
Proceeds from sale of long-lived assets	822		822
Net cash provided by (used in) investing activities	2,606	(124)	1,245	(1,147)
Cash flows from financing activities:
Repurchase of common stock	—	(2,048)	(1,205)	(10,816)
Payment of promissory notes	(1,700)	—	(9,500)	—
Proceeds from notes payable	—	—	3,663	—
Proceeds from exercise of stock options, net of taxes paid for net share settlement of equity awards	262	—	262	1,710
Net cash used in financing activities	(1,438)	(2,048)	(6,780)	(9,106)
8/11

Effect of exchange rate on cash, cash equivalents and restricted cash	1,178	659	1,571	266
Net increase in cash, cash equivalents and restricted cash	12,401	7,797	43,675	1,249
Cash, cash equivalents and restricted cash at beginning of period	51,984	12,913	20,710	19,461
Cash, cash equivalents and restricted cash at end of period	$64,385	$20,710	$64,385	$20,710
9/11

Travelzoo
Segment Information from Continuing Operations
(Unaudited)
(In thousands)

Three months ended December 31, 2020	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	Elimination	Consolidated
Revenue from unaffiliated customers	$8,858	$2,703	$922	$—	$12,483
Intersegment revenue	12	(12)	—	—	—
Total net revenues	8,870	2,691	922	—	12,483
Operating income (loss)	$1,318	$(2,414)	$199	$—	$(897)

Three months ended December 31, 2019	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	Elimination	Consolidated
Revenue from unaffiliated customers	$15,381	$9,937	$—	$8	$25,326
Intersegment revenue	796	(788)	—	(8)	—
Total net revenues	16,177	9,149	—	—	25,326
Operating income	$1,993	$925	$—	$8	$2,926

Twelve months ended December 31, 2020	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	Elimination	Consolidated
Revenue from unaffiliated customers	$34,663	$15,409	$3,537	$(8)	$53,601
Intersegment revenue	249	(257)	—	8	—
Total net revenues	34,912	15,152	3,537	—	53,601
Operating loss	$(5,056)	$(6,195)	$(2,814)	$(8)	$(14,073)

Twelve months ended December 31, 2019	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	Elimination	Consolidated
Revenue from unaffiliated customers	$65,455	$39,556	$—	$(86)	$104,925
Intersegment revenue	2,572	(2,658)	—	86	—
Total net revenues	68,027	36,898	—	—	104,925
Operating income	$12,666	$4,461	$—	$(86)	$17,041

10/11

Travelzoo
Reconciliation of GAAP to Non-GAAP Information
(Unaudited)
(In thousands, except per share amounts)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2020	2019	2020	2019
GAAP operating expense	$10,585	$19,354	$57,111	$76,449
Non-GAAP adjustments:
Impairment of intangible and goodwill (A)	—	—	2,920	—
Amortization of intangibles (B)	333	—	1,277	—
Stock option expenses (C)	958	117	6,201	993
Severance-related expenses (D)	153	63	1,292	148
Non-GAAP operating expense	9,141	19,174	45,421	75,308

GAAP operating income (loss)	(897)	2,926	(14,073)	17,041
Non-GAAP adjustments (A through D)	1,444	180	11,690	1,141
Non-GAAP operating income (loss)	547	3,106	(2,383)	18,182

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11/11